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                           VIRAGEN (SCOTLAND) LIMITED

                           (Registered Number 155387)

                                                           Madeleine Smith House
                                                           6/7 Blythswood Square
                                                                        Glasgow.
                                                                         G2 4AD.



5th September 1997



Dr. Magnus Nicolson
Formerly of 6 Shepherd's Court
73 Buchanan Street
Blafron
Stirlingshire, G63 OTW and now of
Drumbeg Lodge
Gartness Road
Drymen, G63 ODW.


Dear Dr. Nicolson,

                            SERIVE AGREEMENT BETWEEN
                           VIRAGEN (SCOTLAND) LIMITED
                                       AND
                             DONALD MAGNUS NICOLSON

I refer to the above Service Agreement ("the Agreement") dated 16th and 19th February, 1996, which is amended as follows:-

1. In respect of the Term clause 4.3 of the Agreement, the date 31st March 2000 shall be substituted for the existing expiry date of 31st March 1998 (the "fixed term date"), the Agreement to be extended for a two year period, commencing on expiration of the original fixed term date in terms of the existing Agreement.

2. In respect of the Remuneration clause 5, clause 5.1.4 shall be amended to read "in respect of the six month period commencing on the expiry of the Third Period ("the Fourth Period") at the rate of British Pounds60,000 per annum".

        A new clause 5.1.5 shall be added to read "in respect of the one year period commencing on the expiry of "the Fourth Period" ("the Fifth Period") at the rate of British Pounds65,000 per annum". A further new clause 5.1.6 shall be added to read "in respect of the period commencing on the expiry of the Fifth Period and ending on the fixed term date at the rate of British Pounds70,000 per annum".



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3.       In respect of the Expenses and Perquisites of Office, clause 6.2 of the
         Agreement shall be deleted and a new clause substituted therefor as follows:-

        "The Company will provide at its own expense a vehicle of a standard compatible with the office held by Dr. Nicolson for Doctor Nicolson's own use and shall reimburse Dr. Nicolson petrol and insurance expenses incurred in respect of such vehicle (subject to exhibiting to the Company receipts therefor)."

I enclose a duplicate of this letter. Please confirm that you accept the above amendments and additions to the Agreement by signing the docquet below and returning this letter to me.

Yours sincerely,

/s/    DENNIS W. HEALEY
--------------------------------
       Dennis W. Healey
           Director
For and on Behalf of Viragen (Scotland) Limited




5th September 1997

I hereby acknowledge and agree to the amendments to the Agreement as set out in for the foregoing letter.


/s/    DONALD MAGNUS NICOLSON
------------------------------------
     Dr. Donald Magnus Nicolson